SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2009

Vermont Pure Holdings, Ltd.
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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31797	03-0366218
(State of incorporation)	(SEC File No.)	(IRS Employer ID No.)

1050 Buckingham St., Watertown, CT 06795
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
860-945-0661

n/a
_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

As of May 6, 2009, Vermont Pure Holdings, Ltd. owed subordinated debt to Henry, Peter and Jack Baker in the aggregate principal amount of $14,000,000.  For more information about this subordinated debt, see the section entitled “Related Party Transactions - Subordinated Notes Held by Significant Stockholders” on page 7 of our definitive proxy statement dated March 5, 2009, which section is incorporated herein by this reference.

On May 7, 2009, with the mutual consent of the three subordinated debt holders, we paid $500,000 to John B. Baker as a payment of principal on his note.  The following table shows the holder and the corresponding remaining principal amount on May 7, 2009 after the payment.

Related Party	Principal Balance
Henry E. Baker	$4,600,000
John B. Baker	4,200,000
Peter K. Baker	4,700,000
Total	$13,500,000

Henry Baker is a director and his sons, John and Peter Baker, are directors and executive officers.

The principal payment of the subordinated debt to Mr. Baker was approved by the Company’s Audit Committee pursuant to its charter provisions that make approval of related party transactions the jurisdiction of that committee.

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits.

10.01                     Letter of Waiver and Consent signed by Martin Dytrych, Henry Baker, Peter Baker, and John Baker on May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERMONT PURE HOLDINGS, LTD

By:	/s/ Bruce S. MacDonald
By: Bruce S. MacDonald
Chief Financial Officer

Date: May 7, 2009

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EXHIBIT INDEX

Number	Title
10.1	Letter of Waiver and Consent signed by Martin Dytrych, Henry Baker, Peter Baker, and John Baker on May 7, 2009.

4